EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Racing Champions Ertl Corporation Stock Incentive Plan of our report dated February 22, 2002, with respect to the consolidated financial statements of Racing Champions Worldwide Limited for the years ended December 31, 2001 and 2000, included in the Annual Report (Form 10-K) of Racing Champions Ertl Corporation for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                       /s/  Ernst  &  Young  LLP

                                                            Ernst  &  Young  LLP

Exeter,  England
June  25,  2002